Exhibit 99.1

Trinity Capital Reports Fourth Quarter and Full Year 2025 Financial Results

Return on Average Equity hits 15.3% in Q4

Record Quarterly Net Investment Income of $39.9 million, or $0.52 per share

Record Annual Net Investment Income of $144.1 million, or $2.08 per share

2025 Total Investment Income grows 23.5% year-over-year

PHOENIX, February 25, 2026 – Trinity Capital Inc. (Nasdaq: TRIN) (“the Company”), a leading alternative asset manager, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Highlights

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Total investment income of $83.2 million, an increase of 17.5% year-over-year.
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Net investment income (“NII”) of $39.9 million, or $0.52 per basic share. NII grew 15.4% year-over-year.
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Net increase in net assets resulting from operations of $39.5 million, or $0.51 per basic share.
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15.3% Return on Average Equity “ROAE” (NII/Average Equity).
•
6.7% Return on Average Assets “ROAA” (NII/Average Assets).
•
Net Asset Value (“NAV”) of $1.1 billion, or $13.42 per share at the end of Q4 and NAV increased 32.9% year-over-year.
•
Total gross investment commitments of $543.1 million.
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Total gross investments funded of $434.8 million, which was comprised of $170.7 million to 5 new portfolio companies, $264.0 million to 25 existing portfolio companies and $0.1 million to multi-sector holdings.
•
Total investment exits and repayments of $218.8 million, which was comprised of $47.2 million from investments sold to multi-sector holdings, $64.4 million from scheduled/amortizing debt payments, $96.3 million from early debt repayments and refinancings and $10.9 million from warrant and equity sales.
•
Sixth year of a consistent or increased regular dividend, with a fourth quarter distribution of $0.51 per share. Also, the Company announced a transition to monthly distributions, which started in January 2026 and total $0.51 in the first quarter.

Full Year 2025 Highlights

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Total investment income of $293.7 million, an increase of 23.5% year-over-year.
•
Net investment income of $144.1 million, or $2.08 per share.
•
Total gross investments funded of $1.5 billion, an increase of 21.3% year-over-year.
•
Net investment portfolio growth at cost of $636.7 million, an increase of 36.2% year-over-year.
•
Total platform assets under management of $2.8 billion, an increase of 38.2% year-over-year.
•
Undistributed earnings spillover of $68.7 million, or $0.84 per share outstanding, based on total shares outstanding as of December 31, 2025.

“Trinity Capital had a milestone year in 2025, including record originations, earnings growth, and continued diversification across our five lending verticals," CEO Kyle Brown said. "These results directly reflect the consistency of our disciplined underwriting approach and the scalability of our platform as a whole."

Added Brown: "Our internally managed structure remains a key differentiator. By aligning management and shareholder interests within a single platform, and pairing our publicly traded BDC with a growing managed funds business, we're building a robust and flexible capitalization model designed to support long-term growth and deliver stable, consistent returns for shareholders. With more than six years of consistent dividends and continued momentum across our portfolio, we remain focused on disciplined execution and delivering long-term value for our investors, partners, and shareholders.”

Fourth Quarter 2025 Operating Results

For the three months ended December 31, 2025, total investment income was $83.2 million, compared to $70.8 million for the three months ended December 31, 2024. The effective yield on the average debt investments at cost was 15.2% for the fourth quarter of 2025, compared to 16.4% for the fourth quarter of 2024. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments and other one-time events, and may also fluctuate quarter-to-quarter depending on the amount of prepayment activity.

Total operating expenses and excise taxes, excluding interest expense, for the fourth quarter of 2025 were $19.4 million, compared to $17.2 million during the fourth quarter of 2024. The increase was primarily attributable to higher compensation associated with additional headcount, an increase in professional fees, and higher G&A expenses offset by expenses allocated to the Company’s registered investment adviser subsidiary.

Interest expense for the fourth quarter of 2025 was $23.9 million, compared to $19.1 million during the fourth quarter of 2024. The increase was primarily attributable to the increase in weighted average debt outstanding.

Net investment income was approximately $39.9 million, or $0.52 per share based on 77.0 million basic weighted average shares outstanding for the fourth quarter of 2025, compared to $34.6 million or $0.58 per share for the fourth quarter of 2024 based on 59.4 million basic weighted average shares outstanding.

During the three months ended December 31, 2025, the Company’s net unrealized appreciation totaled approximately $33.4 million, which included net unrealized appreciation of $26.1 million from its debt investments, appreciation of $6.8 million from its warrant investments, and appreciation of $0.7 million from its equity investments. This was partially offset by $0.2 million net unrealized depreciation attributable to foreign currency forward contracts.

Net realized loss on investments was approximately $33.9 million, primarily due to the conversion of two debt positions.

Net increase in net assets resulting from operations was $39.5 million, or $0.51 per share, based on 77.0 million basic weighted average shares outstanding. This compares to a net increase in net assets resulting from operations of $45.9 million, or $0.77 per share, based on 59.4 million basic weighted average shares outstanding for the fourth quarter of 2024.

Net Asset Value

Total net assets at the end of the fourth quarter of 2025 increased by 9.6% to $1.1 billion, compared to $998.3 million at the end of the third quarter of 2025. The increase in total net assets was primarily due to accretive ATM issuances and net investment income exceeding the dividend declared. NAV per share increased to $13.42 per share in the fourth quarter from $13.31 per share as of September 30, 2025.

Portfolio and Investment Activity

As of December 31, 2025, the Company's investment portfolio had an aggregate fair value of approximately $2.4 billion and was comprised of approximately $1.9 billion in secured loans, $336.8 million in equipment financings, and $218.1 million in equity and warrants, across 176 portfolio companies. The Company’s debt portfolio is comprised of 85.4% first-lien loans and 14.6% second-lien loans, with 82.9% of the debt portfolio at floating rates based on principal outstanding.

During the fourth quarter, the Company originated approximately $543.1 million of total new commitments. Fourth quarter gross investments funded totaled approximately $434.8 million, which was comprised of $170.7 million of investments in 5 new portfolio companies, $264.0 million of investments in 25 existing portfolio companies and $0.1 million to multi-sector holdings. Gross investment fundings during the quarter for secured loans totaled $302.3 million, equipment financings totaled $106.5 million and warrant and equity investments totaled $26.0 million.

Proceeds received from exits and repayments of the Company’s investments during the fourth quarter totaled approximately $218.8 million, which included $47.2 million from investments sold to multi-sector holdings, $64.4 million from scheduled/amortizing debt payments, $96.3 million from early debt repayments and refinancings and $10.9 million from warrant and equity sales. The investment portfolio increased by $192.1 million on a cost basis, an increase of 8.7%, and $225.7 million on a fair value basis, an increase of 10.3% as compared to September 30, 2025.

As of the end of the fourth quarter, loans to three portfolio companies and equipment financings to one portfolio company were on non-accrual status with a total fair value of approximately $15.2 million, or 0.7% of the Company’s debt investment portfolio at fair value.

The following table shows the distribution of the Company’s loan and equipment financing investments on the 1 to 5 investment risk rating scale at fair value as of December 31, 2025 and September 30, 2025 (dollars in thousands):

		December 31, 2025		September 30, 2025
Investment Risk Rating		Investments at	Percentage of	Investments at	Percentage of
Scale Range	Designation	Fair Value	Total Portfolio	Fair Value	Total Portfolio
4.0 - 5.0	Very Strong Performance	$101,432	4.5%	$102,624	5.3%
3.0 - 3.9	Strong Performance	740,303	33.7%	668,545	33.5%
2.0 - 2.9	Performing	1,264,773	57.5%	1,148,937	57.5%
1.6 - 1.9	Watch	65,343	3.0%	42,811	2.1%
1.0 - 1.5	Default/Workout	15,228	0.7%	20,739	1.0%
Total Debt Investments excluding Senior Credit Corp 2022 LLC		2,187,079	99.4%	1,983,656	99.4%
.	Senior Credit Corp 2022 LLC (1)	12,885	0.6%	12,885	0.6%
Total Debt Investments		$2,199,964	100.0%	$1,996,541	100.0%

_____________

(1) An investment risk rating is not applied to Senior Credit Corp 2022 LLC.

As of December 31, 2025, the Company’s loan and equipment financing investments had a weighted average risk rating score of 2.9, consistent with the score as of September 30, 2025. The Company’s grading scale is comprised of numerous factors, two key factors being liquidity and performance to plan. A company may be downgraded as it approaches the need for additional capital or if it is underperforming relative to its business plans. Conversely, it may be upgraded upon a capitalization event or if it is exceeding its plan. As such, the overall grading may fluctuate quarter-to-quarter.

Liquidity and Capital Resources

As of December 31, 2025, the Company had approximately $335.2 million in available liquidity, including $19.1 million in unrestricted cash and cash equivalents. At the end of the period, the Company had approximately $316.1 million in available borrowing capacity under its KeyBank credit facility, subject to existing terms and advance rates and regulatory and covenant requirements. This excludes capital raised by Senior Credit Corp 2022 LLC and funds managed by the Company’s wholly owned registered investment adviser subsidiary.

As of December 31, 2025, the Company’s leverage, or debt-to-equity ratio, was approximately 119%, consistent with the ratio as of September 30, 2025.

During the three months ended December 31, 2025, the Company utilized its equity ATM offering program to sell 6,428,816 accretive shares of its common stock at a weighted average price of $14.96 per share, raising $95.2 million of net proceeds.

During the three months ended December 31, 2025, the Company utilized its debt ATM offering program and during the period issued and sold $25.4 million in aggregate principal amount of its March 2029 Notes (the "ATM March 2029 Notes") and $2.6 million in aggregate principal amount of its September 2029 Notes (the "ATM September 2029 Notes") and raised $25.3 million and $2.6 million, respectively, of net proceeds.

Distributions

On December 17, 2025, the Company’s Board of Directors declared a regular dividend totaling $0.51 per share with respect to the quarter ended December 31, 2025, which was paid on January 15, 2026, to stockholders of record as of December 31, 2025. Within this same declaration, the Board of Directors announced a transition from quarterly to monthly dividends, beginning in January 2026. Regular monthly dividends of $0.17 per share were approved for each of January, February, and March 2026. The January 2026 dividend was paid on January 30, 2026, to stockholders of record as of January 15, 2026.

Recent Developments

For the period from January 1, 2026 to February 23, 2026, the Company issued and sold 1,361,786 shares of its common stock at a weighted-average price of $15.81 per share and raised $21.3 million of net proceeds under its equity ATM offering program.

Conference Call

Trinity Capital will hold a conference call to discuss its fourth quarter and full year 2025 financial results at 12:00 p.m. Eastern Time on Wednesday, February 25, 2026.

To listen to the call, please dial (800) 267-6316, or (203) 518-9783 internationally, and reference Conference ID: TRINQ425 if asked, approximately 10 minutes prior to the start of the call. The conference call and presentation will also be available on the investor relations section of the Company’s website at ir.trinitycapital.com.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until March 4, 2026. To access the replay, please dial (800) 757-4761 or (402) 220-7215. You may also access the webcast replay of the call and the presentation on the investor relations section of the Company’s website at ir.trinitycapital.com.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN) is an international alternative asset manager that seeks to deliver consistent returns for investors through access to private credit markets. Trinity Capital sources and structures investments in well-capitalized growth-oriented companies. With five distinct business verticals — Sponsor Finance, Equipment Finance, Tech Lending, Asset-Based Lending, and Life Sciences — Trinity Capital stands as a long-term trusted partner for innovative companies seeking tailored debt solutions. Headquartered in Phoenix, Arizona, Trinity Capital's dedicated team is strategically located across the United States and in London (UK). For more information on Trinity Capital, please visit trinitycapital.com and stay connected to the latest activity via LinkedIn and X (@trincapital).

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission ("SEC"). The Company undertakes no duty to update any forward-looking statement made herein, except as required by law. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson
Head of Investor Relations
Trinity Capital Inc.
ir@trinitycapital.com

(480) 852-3950

TRINITY CAPITAL INC.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
ASSETS
Investments at fair value:
Control investments (cost of $107,747 and $82,391, respectively)	$123,760	$89,249
Affiliate investments (cost of $63,422 and $34,309, respectively)	50,495	34,727
Non-Control / Non-Affiliate investments (cost of $2,225,715 and $1,643,526, respectively)	2,243,820	1,601,594
Total investments (cost of $2,396,883 and $1,760,226, respectively)	2,418,075	1,725,570
Cash and cash equivalents	19,110	9,627
Interest receivable	19,031	16,542
Deferred credit facility costs	5,872	6,586
Other assets	22,431	15,916
Total assets	$2,484,519	$1,774,241

LIABILITIES
Credit Facility	$373,900	$113,000
Secured Notes, net of $1,467 and $0, respectively, of unamortized deferred financing costs	198,533
Unsecured Notes, net of $10,118 and $10,327, respectively, of unamortized deferred financing costs and premium/discount	721,763	764,673
Distribution payable	41,574	31,451
Security deposits	3,008	8,472
Accounts payable, accrued expenses and other liabilities	51,742	33,663
Total liabilities	1,390,520	951,259

NET ASSETS
Common stock, $0.001 par value per share (200,000,000 authorized, 81,518,294 and 61,669,059 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	82	62
Paid-in capital in excess of par	1,100,343	829,626
Distributable earnings/(accumulated deficit)	(6,426)	(6,706)
Total net assets	1,093,999	822,982
Total liabilities and net assets	$2,484,519	$1,774,241
NET ASSET VALUE PER SHARE	$13.42	$13.35

TRINITY CAPITAL INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
INVESTMENT INCOME:
Interest and dividend income:
Control investments	$2,605	$2,734	$10,172	$8,764
Affiliate investments	1,126	1,099	5,242	2,903
Non-Control / Non-Affiliate investments	73,823	62,477	264,101	215,062
Total interest and dividend income	77,554	66,310	279,515	226,729
Fee and other income:
Affiliate investments	731	687	2,751	3,196
Non-Control / Non-Affiliate investments	4,950	3,835	11,386	7,766
Total fee and other income	5,681	4,522	14,137	10,962
Total investment income	83,235	70,832	293,652	237,691

EXPENSES:
Interest expense and other debt financing costs	23,884	19,052	80,565	61,948
Compensation and benefits	14,880	12,180	51,402	43,517
Professional fees	1,815	1,964	7,565	5,318
General and administrative	3,075	2,618	10,378	8,858
Total gross expenses	43,654	35,814	149,910	119,641
Allocated expenses to Trinity Capital Adviser, LLC	(1,059)	(347)	(2,930)	(473)
Total net expenses	42,595	35,467	146,980	119,168

NET INVESTMENT INCOME/(LOSS) BEFORE TAXES	40,640	35,365	146,672	118,523
Excise tax expense	714	781	2,595	2,678
NET INVESTMENT INCOME	39,926	34,584	144,077	115,845

NET REALIZED GAIN/(LOSS) FROM INVESTMENTS:
Control investments	—	(310)	—	(4,226)
Affiliate investments	75	—	(18,964)	—
Non-Control / Non-Affiliate investments	(33,961)	9,597	(45,364)	(5,504)
Net realized gain/(loss) from investments	(33,886)	9,287	(64,328)	(9,730)

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Control investments	(2,949)	8,540	4,554	18,997
Affiliate investments	(1,385)	(304)	(3,538)	89
Non-Control / Non-Affiliate investments	37,755	(6,248)	54,839	(9,605)
Net change in unrealized appreciation/(depreciation) from investments	33,421	1,988	55,855	9,481

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$39,461	$45,859	$135,604	$115,596

NET INVESTMENT INCOME PER SHARE - BASIC	$0.52	$0.58	$2.08	$2.20
NET INVESTMENT INCOME PER SHARE - DILUTED	$0.52	$0.56	$2.08	$2.11

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC	$0.51	$0.77	$1.96	$2.19
NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - DILUTED	$0.51	$0.74	$1.96	$2.10

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	77,026,130	59,407,888	69,286,014	52,705,732
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	77,026,130	63,431,004	69,286,014	56,728,848